                                                                   EXHIBIT 10.65


                        GLOBAL MASTER RENTAL AGREEMENT



GLOBAL MASTER RENTAL AGREEMENT (the "Agreement") dated May 4, 2000 by and between COMDISCO, INC., acting on behalf of itself and its Affiliates ("Comdisco"), and SEQUENOM, INC., acting on behalf of itself and its Affiliates ("Customer").

Comdisco and its Affiliates are engaged in the rental of equipment in various countries where Customer and its Affiliates may wish to rent such equipment.

To facilitate the transacting of rental operations between Comdisco or an Affiliate of Comdisco and Customer or an Affiliate of the Customer on an ongoing basis, Comdisco and the Customer wish to enter into the present Agreement which, together with the Schedule under which each individual rental operation is concluded, will establish the terms and conditions applicable to such rental operation.

IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms not otherwise defined in the body of this Agreement are defined in Section 15.12):

1. Property Rented, Customer Liability, Conflict.
        Lessor rents to Lessee all of the Equipment described on each Schedule, subject to the terms and conditions of this Agreement and such Schedule. Each such Schedule will be governed by all of the terms and conditions of this Agreement and such additional terms and conditions as may be set forth in such Schedule. Customer will, without notice, be jointly and severally liable for the due performance of the obligations of its Affiliates under all Schedules executed hereunder, including, without limitation, all terms and conditions negotiated by its Affiliates. In the event of a conflict, the terms of a Schedule prevail over this Agreement.

        The parties agree that each local transaction will only be validly concluded if the relevant Schedule is executed by authorized signatories of Lessor and Lessee involved in such transaction, and that any such Schedule may also be supplemented or amended by special terms or conditions agreed upon by Lessor or Lessee for the particular transaction.

2. Term.
        On the Commencement Date Lessee will be deemed to accept the Equipment, will be bound to its Rent obligations for each item of Equipment and the term of a Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3. Rent and Payments.
        Rent is due and payable in advance, in immediately available funds, in the currency indicated on the Schedule, on the first day of each Rent Interval to the payee and at the location specified in Lessor's invoice. The Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will owe and pay interest at the Overdue Rate.

4. Selection and Warranty and Disclaimer of Warranties.
        4.1 Selection. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

        4.2 Warranty and Disclaimer of Warranties. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule any manufacturer's warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5. Title and Assignment.

        5.1 Title. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent to the extent relevant, to prepare, execute and file in Lessee's name precautionary financing statements if applicable in the relevant jurisdiction showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment, and to insert serial numbers in Schedules as appropriate. Except as provided in Sections 5.2 and 7.2, Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so.

        5.2 Relocation. Upon prior written notice, Lessee may relocate Equipment to any location within the country set forth in the respective Schedule provided all additional costs arising from such relocation (including but not limited to any administrative fees, additional duties, taxes and insurance coverage) are reconciled and promptly paid by Lessee. No relocation will relieve Lessee from any of its obligations under this Agreement and the relevant Schedule.

        5.3 Assignment by Lessor. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event the term Lessor will include the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

        (a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule; and

        (b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim; and

        (c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

        5.4 Assignment of Liability. Customer hereby agrees that its representations and obligations under this Agreement may be assigned by Comdisco, without notice, to Lessor under any Schedule issued hereunder, and further assigned by Lessor without notice to a Secured Party or Assignee.

6. Net Obligation and Taxes and Fees.
        6.1 Net Obligation. Each Schedule constitutes the Lessee's absolute and unconditional obligation to pay Rent and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Subject to Section 6.2, if Lessee is required by law or regulation to make any deduction or withholding, Lessee shall pay to Lessor an amount sufficient to assure that Lessor receives a net amount equal to the Rent.

        6.2 Taxes and Fees. Lessee will pay when due or reimburse Lessor for all taxes, duties or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising out of the term of each Schedule against Lessor, Lessee or the Equipment by any governmental authority (except only taxes on the net income of Lessor) including, but not limited to, any withholding tax on income, value-added, turnover, stamp or recouping tax ("Additional Costs"). If required, Lessor will file any property tax returns for the Equipment and pay all property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.

        Lessee ensures that Lessor will receive a net amount equal to the full amount of the scheduled Rent (at the times and in the amounts as set forth on the Schedule) which it expects to receive without regard to any such amounts being subject to Additional Costs.

        Lessor shall cooperate with Lessee in obtaining any clearances which Lessee shall seek to obtain which will minimize Lessee's burden in regard to Additional Costs.

7. Care, Use and Maintenance, Attachments and Reconfigurations and Inspection by Lessor.

        7.1 Care, Use and Maintenance. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and upon request will provide Lessor with a complete copy of that contract. With Lessor's prior written consent, Lessee may have the Equipment maintained by a party other than the manufacturer. Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to the equipment specifications as of the Commencement Date, and to re-certify the Equipment as eligible for manufacturer's maintenance by termination of the applicable Schedule whether by expiration or otherwise. Lessee agrees to accept and install all routine engineering updates made available by the manufacturer so as to insure the Equipment is at the current release. The rental term will continue upon the same terms and conditions until recertification has been obtained.

        7.2 Attachments and Reconfigurations. Upon Lessor's prior written consent, Lessee may reconfigure and install Attachments on the Equipment. In the event of such a Reconfiguration or Attachment, Lessee shall, upon the return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule in accordance with the manufacturer's specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). If any parts are removed from the Equipment during the Reconfiguration or Attachment, the restoration will include, at Lessee's option, the installation of either the original removed parts or Like Parts. Alternatively, with Lessor's prior written consent which will not be unreasonably withheld, Lessee may return the Equipment with any Attachment or upgrade.

        7.3 Inspection by Lessor. Upon request, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8. Representations and Warranties of Lessee.
        Customer and Lessee represent and warrant that for this Agreement and each Schedule:

        (a) The execution, delivery and performance of the Lessee have been duly authorized by all necessary corporate action;

        (b) The individual executing was duly authorized to do so;

        (c) This Agreement and each Schedule constitute legal, valid and binding agreements of the Lessee enforceable in accordance with their terms; and

        (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

9. Delivery and Return of Equipment.
        Lessee assumes the full expense of transportation of the Equipment to its initial location, installation, deinstallation, and return to a location (including without limitation the expense of in-transit insurance) all pursuant to Lessor's instructions and manufacturer's specifications. Regarding deinstallation, Lessee will assure that the Equipment is deinstalled by the manufacturer in accordance with the manufacturer's recommended procedures and any Environmental Law, and returned with a Verification of Decontamination in the same operating order, repair, condition and appearance as when originally installed (less normal wear and tear and depreciation) meeting all original equipment manufacturer's specifications for continued manufacturer's maintenance, and accompanied by all associated documents, manuals, maintenance records for the duration of the Initial Term or any extension thereof, spare parts and accessories. In connection with deinstallation, any Contaminant removed from the Equipment will be removed and transported by a licensed waste removal transporter. During the period subsequent to receipt of a notice under
Section 2, Lessor may demonstrate the Equipment's operation in place and Lessee will supply any of its personnel as may reasonably be required to assist in the demonstrations. With respect to Equipment located outside the continental United States, Lessee agrees that if returned to United States, the Equipment will meet all United States engineering specifications, including but not limited to United States power standards.

10. Labeling.
        Upon request, Lessee will mark the Equipment indicating Lessor's interest. Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11. Indemnity.
        Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of the ownership (for strict liability in tort only), selection, possession, renting, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Agreement with insurance providers acceptable to Lessor, in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

12. Risk of Loss.
        Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance must be with insurance providers acceptable to Lessor and will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration. The Lessee will furnish appropriate evidence of such insurance. Lessee shall promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen
(15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessor's option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor, or (b) pay the Casualty Value and after that payment and the payment of all other amounts due and owing, Lessee's obligation to pay further Rents for the item of Equipment will cease.

13. Default, Remedies and Mitigation.

        13.1 Default. The occurrence of any one or more of the following Events of Default by Customer or by Lessee constitutes a default under this Agreement or any Schedule entered into hereunder.

        (a) Failure to pay Rent or other amounts payable by Customer or Lessee when due if that failure continues for ten (10) days after written notice; or

        (b) Failure to perform any other term or condition of this Agreement or the Schedule or the material inaccuracy of any representation or warranty made by Customer or Lessee in this Agreement or the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for fifteen (15) days after written notice; or

        (c) An assignment for the benefit of its creditors, the failure to pay its debts when due, the insolvency of Lessee, the filing by or the filing against Customer or Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers, the adjudication of Customer or Lessee as insolvent, the liquidation of Customer or Lessee, or the taking of any action for the purpose of the foregoing; or

        13.2 Remedies. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may, as to Customer or Lessee:

        (a) enforce performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

        (b) recover any damages and or expenses, including Default Costs;

        (c) with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payments stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to Lessor by the Secured Party or, if there is no Secured Party, then discounted at the then prevailing interbank offering rate for the currency specified in the Schedule less 2%) together with all Rent and other amounts currently due as liquidated damages and not as a penalty;

        (d) with notice and process of law and in compliance with Lessee's security requirements, Lessor may enter on Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's, its assignees', agents' or representatives' negligence; and

        (e) pursue any other remedy permitted by law or equity.

        The above remedies, in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

        13.3 Mitigation. Upon return of the Equipment pursuant to the terms of
Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below. EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, rents or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, rental or other disposition of the Equipment are defined as either:

        (a) if sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

        (b) if rented, the present value (discounted at three points over the prevailing interbank offering rate at the time of the mitigation) of the Rent for a term not to exceed the Initial Term, less the Default Costs.

        Any proceeds will be applied against liquidated damages and any other sums due to Lessor from Lessee. However, Customer and Lessee are liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sums due to Lessor from Lessee.

14. Environmental Conditions.

        14.1 Indemnification. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Comdisco, Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

        14.2 Lessee Cooperation. In the event of an Environmental Claim, Lessee shall, upon request, immediately provide Lessor with copies of all correspondence reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance with and requirements of any Environmental Law.
        14.3 Lessee Insurance. The Lessee shall name Lessor as an additional insured on its environmental liability insurance policy, if carried.

15. Additional Provisions.

        15.1 Entire Agreement. This Agreement and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS Agreement OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTIES.

        15.2 No Waiver. No action taken by Lessor or Lessee shall be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Agreement or a Schedule will not operate or be construed as a waiver of any subsequent breach.

        15.3 Binding Nature. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

        15.4 Survival of Obligations. All agreements, obligations including, but not limited to those arising under Sections 6.2 and 11, representations and warranties contained in this Agreement, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Agreement.

        15.5 Notices. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of actual receipt or three days after mailing if mailed postage prepaid by airmail to Lessor (to the attention of "Agreement Administrator") or Lessee, at the address set out in the Schedule or, two days after it is sent by courier or facsimile transmission if receipt is verified by the receiving party.

        15.6 Applicable Law. This Agreement shall be governed and construed for all purposes in accordance with the law agreed upon in the applicable Schedule by Lessor and Lessee. Comdisco and Customer hereby consent to such law. Customer hereby consents to the jurisdiction of the court agreed upon in the applicable Schedule.

        15.7 Severability. If any one or more of the provisions of this Agreement or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Agreement and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

        15.8 Counterparts. This Agreement and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sums payable thereunder, only that counterpart Schedule marked "Secured Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate".

        15.9 Licensed Products. Lessee shall obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee's responsibility to obtain any required license before the use of the Licensed

Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

        15.10 Additional Documents. Customer and Lessee will, upon execution of this Agreement and as may be requested thereafter, provide Lessor and/or Comdisco with a secretary's certificate of incumbency and authority and any other documents reasonably requested by Lessor and/or Comdisco. Lessee will furnish, upon request, quarterly and audited financial statements for the most recent period.

        15.11 Electronic Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

        15.12 Definitions.

Adverse Environmental Condition - means (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment, or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules, regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

Affiliate - means as to Comdisco or Customer those enterprises which Comdisco or Customer own or otherwise control directly or indirectly including, without limitation, those listed on Exhibits A and B.

Assignee - means an entity to whom Lessor has sold or assigned its rights as Owner and Lessor of Equipment.

Attachment - means any accessory, equipment or device and the installation thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

Casualty Loss - means the irreparable loss or destruction of Equipment.

Casualty Value - means an amount equal to the present value of the aggregate Rent remaining for the balance of the Initial Term, plus the present value of the Fair Market Value (determined as of the expiration of the Initial Term) of Like Equipment discounted at the lesser of (x) the then prevailing interbank offering rate less 2% or (y) the Secured Party interest rate, if any.

Commencement Certificate - means the Lessor provided certificate which must be signed by Lessee within ten days of the Commencement Date as requested by Lessor.

Commencement Date - is defined in each Schedule.

Contaminant - means those substances which are regulated by or from the basis of liability under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls ("PCB"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a healthy, safety or environmental hazard to any person, property or natural resources.

Customer - means the enterprise other than Comdisco executing this Agreement on behalf of itself and its Affiliates.

Default Costs - means reasonable attorney's fees and remarketing costs resulting from a Lessee default or Lessor's enforcement of its remedies.

Environmental Claim - means any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by a governmental authority or any Person for personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

Environmental Emission - means any actual or threatened release, spill, omission, leaking, pumping, injection, deposition, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

Environmental Law - means any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment applicable to the Equipment in the country of installation.

Environmental Loss - means any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorney's fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

Equipment - means the property described on a Schedule and any replacement for that property required or permitted by this Agreement or a Schedule but not including any Attachment.

Event of Default - means the events described in Subsection 13.1.

Fair Market Value - means the aggregate amount which would be obtainable in an arm's-length transaction between an informed and willing buyer/user purchasing the Equipment in place for its originally intended use and an informed and willing seller under no compulsion to sell.

Initial Term - means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

Installation Date - means the day on which Equipment is installed and accepted by Lessee in accordance with Lessee's or Lessor's equipment purchase documentation.

Interbank Offering Rates - means short term rates used within a particular country by banks lending money amongst themselves.

Interim Rent - means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

Lessee - means with respect to any Schedule, the enterprise executing the Schedule as Lessee, either Customer or an Affiliate of Customer.

Lessor - means with respect to any Schedule, the enterprise executing the Schedule as Lessor, either Comdisco, Inc. or an Affiliate of Comdisco, Inc.

Licensed Products - means any software or other licensed products attached to the Equipment.

Like Equipment - means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

Like Part - means a substituted part which is lien free and of the same manufacturer and part number as the removed part, and which when installed on the Equipment will be eligible for maintenance coverage with the manufacturer of the Equipment.

Notice Period - means the time period described in a Schedule during which Lessee may give Lessor notice of the termination of the term of that Schedule.

Overdue Rate - means the lesser of 3% per year above the then prevailing interbank offering rate or the maximum rate permitted by the law of the country where the Equipment is located.

Owner - means the legal owner of the Equipment.

Person - means any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Reconfiguration - means any change to Equipment that would upgrade or downgrade the performance capabilities of the Equipment in any way.

Rent - means the rent, including Interim Rent, Lessee will pay for each item of Equipment expressed in a Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a rental rate factor plus all other amounts due to Lessor under this Agreement or a Schedule.

Rent Interval - means a full calendar month or quarter as indicated on a Schedule.

Schedule - means an Equipment Schedule, substantially in the form attached to Exhibit C hereto or as may be added by agreement of Comdisco and Customer from time to time, which incorporates all of the terms and conditions of this Agreement and, for purposes of Section 15.8, its associated Commencement Certificate(s).

Secured Party - means an entity to whom Lessor has granted a security interest in a Schedule and related Equipment for the purpose of securing a loan.

Verification of Decontamination - means a letter from the party performing the decontamination, stating that such party is licensed by OSHA or the appropriate officials and that the actual decontamination was completed both in accordance with manufacturer's specifications and procedures, and any governmental permit required for the operation of the equipment and the disposal of any hazardous material in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on or as of the day and year first above written.



SEQUENOM, INC.                           COMDISCO, INC.,
as Customer                              as Lessor


By: /s/ STEPHEN ZANIBONI             By: /s/ DOUG BERMAN
   ----------------------------         ----------------------------

Title:    CFO                        Title: AVP
      -------------------------            -------------------------

Rev.5/99
GRMA:CEG

                                   EXHIBIT A
                                   ---------

    To the Global Master Rental Agreement dated as of May 4, 2000, between
          Comdisco, Inc. ("Comdisco") and Sequenom, Inc. ("Customer")

                         AFFILIATES OF COMDISCO, INC.

Comdisco Asia Pte Ltd                      Comdisco Ireland Limited
9, Temasek Boulevard                       30 Herbert Street
#09-01, Suntec Tower 2                     Dublin 2, Ireland
Singapore 038989
                                           Comdisco Japan, a branch of Comdisco
Comdisco Australia Pty Ltd                 GmbH & Co. Leasing and Finance KG
(CAN 002 997-453)                          Nomura Fudosan Building 11F
Level 18, 111 Pacific Highway              1-8-15 Azuchi-Machi
North Sydney, NSW 2060, Australia          J-Chuo-Ku, Osaka 541-0052
                                           (Japan)

                                           Comdisco de Mexico, S.A. de C.V.
Comdisco Canada Ltd.                       C/o Gardere & Wynne, Arena, Arce, Robles, Yarza, S.C.
Royal Bank Plaza, North Tower              Rio Panuco No. 7
200 Bay Street, Suite 2075                 Col. Cuauhtemoc
P.O. Box 131                               06500 Mexico, D.F.
CDN-Toronto, Ontario M5J 2J3               (Mexico)
(Canada)
                                           Comdisco Nederland B.V.
                                           Planetenbaan 15, Postbus 1681
                                           NL-3606 AK Maarssen
                                           (The Netherlands)
Comdisco Global Inc.
c/o Truman Bodden & Company                Comdisco New Zealand
P.O. Box 866                               Level 16, ASB Bank Centre
Anderson Square Building                   Cnr Albert and Wellesley Streets
Grand Cayman, British West Indies          Auckland, New Zealand

                                           Comdisco Trade, Inc. (Taiwan Branch)
                                           14F-06 Empire Commercial Building
                                           No. 295 Kuang-Fu Road Section 2
                                           Hsinchu, Taiwan
                                           (Republic of China)

                                   EXHIBIT B
                                   ---------

    To the Global Master Rental Agreement dated as of May 4, 2000, between
          Comdisco, Inc. ("Comdisco") and Sequenom, Inc. ("Customer")

                            AFFILIATES OF CUSTOMER

Sequenom GmbH

                                   EXHIBIT C
                                   ---------


    To the Global Master Rental Agreement dated as of May 4, 2000, between
          Comdisco, Inc. ("Comdisco") and Sequenom, Inc. ("Customer")



      Effective as of the date of the Agreement, Comdisco and Customer hereby agree, pursuant to Subsection 1.2, "Equipment Schedules" of the Agreement
                                        -------------------
    that Equipment Schedules substantially in the forms attached hereto and identified by country name shall be used in the countries listed below which match the country name on the attached Equipment Schedules.



                   Australia             Mexico
                   **Austria          Netherlands
                   **Belgium             New Zealand
                   Canada                **Norway
                   **Czech Republic      Puerto Rico
                   **Denmark             Singapore
                   **Finland          **Spain
                   **France              **Sweden
                   **Germany             **Switzerland
                   Hong Kong             Taiwan
                   **Ireland             ** United Kingdom
                   **Italy               United States
                   Japan


                                          Initialled:    Comdisco ______________


                                                         Customer ______________



    **Leases will be written with Comdisco Nederland B.V., as Lessor

                    ADDENDUM NO. 1 DATED AS OF MAY 4, 2000
                     TO THE GLOBAL MASTER RENTAL AGREEMENT
                   DATED AS OF MAY 4, 2000 (THE "AGREEMENT")
                      BETWEEN SEQUENOM, INC. ("CUSTOMER")
          AND COMDISCO LABORATORY AND SCIENTIFIC GROUP, A DIVISION OF
                           COMDISCO, INC. ("LESSOR")



The terms and conditions of this Addendum shall be incorporated into the Agreement and supersedes the Agreement to the extent expressly provided herein. Each capitalized terms used herein and not otherwise defined shall have the same meaning attributed to it in the Agreement.

A. The terms and conditions of the following sections of the Agreement are hereby modified:

1.      SECTION 13.3, MITIGATION
        ------------------------

        Revise the second sentence to read as follows: "EXCEPT AS SET FORTH IN THIS SECTION, EACH PARTY HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES ORMODIFY ANY OF LESSOR'S OR LESSEE'S RIGHTS OR REMEDIES STATED HEREIN."

2.      SECTION 15.12, DEFINITIONS
        --------------------------

        Under the definition of "Contaminant", line 2, delete the word "from" and insert the word "form".

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized representatives as of the date and year set forth below.

ACCEPTED AND AGREED TO:

Sequenom, Inc.                              Comdisco,
Inc.

By: /s/ STEPHEN ZANIBONI                    By: /s/ DOUG BERMAN
   --------------------------------            -------------------------------

Printed Name: Stephen Zaniboni              Printed Name: Doug Berman
              ---------------------                       --------------------

Title: CFO                                  Title: AVP
       ----------------------------               ----------------------------

Date:                                       Date: 6/2/2000
     ------------------------------               ----------------------------

                                AMENDMENT NO. 2
                                       TO
                         GLOBAL MASTER RENTAL AGREEMENT
                        DATED MAY 4, 2000 (the "Lease")
                                 BY AND BETWEEN
                           SEQUENOM, INC. ("Lessee")
                                      AND
                   COMDISCO LABORATORY AND SCIENTIFIC GROUP,
                    A DIVISION OF COMDISCO, INC. ("Lessor")

WHEREAS, Lessor and Lessee desire to enter into the Lease; and

WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease as hereafter provided; and

WHEREAS, the Amendment shall be deemed to have been entered into contemporaneously with and integrated into the terms and conditions of the Lease.

NOW THEREFORE, for good and valuable consideration, Lessor and Lessee hereby agree to amend the Lease as follows:

  1. Lessee agrees to maintain a financial status of all of the following during the term of the Lease and any extension or renewal thereof:

  a.  Tangible net worth of not less than $15,000,000.00;

  b.  Cash or equivalents of not less than $15,000,000.00;

  2. In addition, Lessee agrees to provide Lessor with quarterly financial statements within forty-five (45) days after the end of each fiscal quarter and audited annual financial statements within one hundred twenty (120) days of the end of each fiscal year.

  3. Failure of Lessee to maintain any one of the above at any time during the Lease term and any extension or renewal thereof or the failure to make any payment due under the Lease is an Event of Default under the Lease which Lessee must, within ten (10) days, provide a Letter of Credit from a bank acceptable to Lessor for one hundred percent (100%) of all rent then due or to become due under the lease as of the date of the default. Along with the Letter of Credit, Lessee shall also execute a Letter of Credit Agreement with Lessor. The Letter of Credit and Letter of Credit Agreement shall be in a form identical to Exhibits A & B attached and incorporated herein.

  4. Lessor shall also be entitled to any or all remedies or actions in the event of default, as provided in the Lease, and this Amendment shall not be construed to limit Lessor's rights in any way.

Except as set out herein, Lessor and Lessee hereby agree that the terms and conditions of the Lease shall remain in full force and effect as entered into by the parties on or prior to the date hereof.

                                             COMDISCO LABORATORY AND  SCIENTIFIC
SEQUENOM, INC.                               GROUP, a division of
as Lessee                                    COMDISCO, INC.
                                             as Lessor

By: /s/ STEPHEN ZANIBONI                     By: /s/ DOUG BERMAN
   -------------------------                    ----------------------------

Title: CFO                                   Title: AVP
       ---------------------                       -------------------------

Date:  5/25/2000                             Date:  6/2/2000
      ----------------------                      --------------------------

                                   EXHIBIT A

                              (On Bank Letterhead)


(DATE)


BENEFICIARY:
Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc., or Transferee
6111 N. River Road
Rosemont, IL 60018

Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit No. ______ in your favor for account of Sequenom, Inc., for a sum not to exceed AND /100 DOLLARS ($) available by your draft drawn at sight on us.

Draft must be accompanied by: Your statement signed by an officer of Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc. certifying that Sequenom ,Inc. has defaulted under that certain Global Master Rental Agreement dated May 4, 2000 between Sequenom, Inc. and Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc., and the original of this Letter of Credit.

This Letter of Credit expires __________. All drafts drawn hereunder must be present for payment at our office at ___________________ on or before that date.

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended without amendment for one (1) year from the present or any future expiration date hereof but not beyond end of lease term. Should we elect not to renew this Standby Letter of Credit, we shall notify you of such election 45 days prior to any such date. All notices shall be in writing, sent by certified mail, return receipt requested and addressed to you
at the above address, ATTENTION:   Credit Manager.  Notwithstanding receipt by
you of such notice, you may draw hereby by means of your draft on us at sight accompanied by the documents required herein, until such expiration date.

This Letter of Credit may be transferred by you at any time and such transfer shall be deemed effective and binding on us upon receipt of written notice of such transfer from you when accompanied by the original of this Letter of Credit.

We hereby agree that drafts drawn strictly in compliance with the terms of this credit and any amendments thereto shall meet with due honor upon presentation at our office at.

                                                    ___________________
                                                    Title

                                   EXHIBIT B

                                LETTER OF CREDIT
                                   AGREEMENT


Stand-by Letter of Credit Agreement dated _____________, by and between Sequenom, Inc. ("Lessee") located at and Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc. ("Lessor") with offices at 6111 N. River Road, Rosemont, IL 60018.

WHEREAS, Lessee has requested that Lessor lease various equipment, as further described in the Lease (the "Equipment"), to Lessee; and

WHEREAS, Lessor has agreed to lease the Equipment to Lessee upon the condition that an Irrevocable Stand-by Letter of Credit shall be outstanding for the full term of the Master Lease Agreement to additionally secure Lessee's performance under the Lease.

NOW THEREFORE, in consideration of and as an inducement to Lessor to lease the Equipment to Lessee, the parties hereto agree as follows:

     1. Lessee and Lessor have entered or shall enter into a Master Lease Agreement and one or more Schedules thereunder for leasing the Equipment, (together the "Lease"), all of which shall be covered by the terms of this Agreement.

     2. Concurrently with the execution for this Agreement, Lessee shall cause to be delivered to Lessor in the form attached hereto as Exhibit A, an Irrevocable Stand-by Letter of Credit issued by a bank acceptable to Lessor, which Letter of Credit shall be in the amount of AND /100 dollars ($) ("Letter of Credit") and shall be outstanding until __________, with annual renewals until end of lease term.

     3. Receipt by Lessor of notice that the Letter of Credit will not be renewed on any expiration date, as provided therein, shall constitute a material default by Lessee under the terms and conditions of the Lease. Lessor shall then have the right to draw upon the Letter of Credit up to its full amount and to apply the proceeds as set out in paragraph 4, below, unless at least thirty (30) days prior to said expiration date Lessee replaces the Letter of Credit with a Letter of Credit which has been issued by a bank acceptable to Lessor and has the same terms and conditions as the replaced Letter of Credit.

     4. Upon the occurrence of any Event of Default under the Lease which shall include Amendment 001, and at any time while a default is continuing, Lessor shall have the right to draw upon the Letter of Credit up to its full amount and to apply the proceeds thereof first to any reasonable costs and expenses incurred by Lessor in the enforcement of the terms of the Lease and the exercise of its rights and remedies, then to the unpaid balance of all sums payable under the Lease, whether by acceleration or otherwise, with any excess proceeds being refundable to Lessee, and Lessee remaining liable for any deficiency.

     5. Waiver by Lessor of a default shall not constitute a continuing waiver of default, of the same provision or any other provision of the Lease. Additionally, failure of Lessor to draw upon the Letter of Credit at any time shall not be construed as a waiver of Lessor's right to draw upon the Letter of Credit as herein set forth at any other time.

     6. The exercise by Lessor of its rights under this Agreement shall be deemed to be in addition to and not in lieu of any other rights and remedies of Lessor under the Lease, or any other document relating to the Lease and shall not be construed in any manner to represent satisfaction of the obligations of Lessee under or with respect to the Lease.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

SEQUENOM, INC.                        COMDISCO LABORATORY AND SCIENTIFIC GROUP,
as Lessee                             A DIVISION OF COMDISCO, INC.
                                      as Lessor

By:________________________           By:_______________________________

Title:_____________________           Title:____________________________

Date:______________________           Date:_____________________________

                                  DRAW REQUEST



                                                Letter of Credit No. ___________


[date]



Attention:  Letter of Credit Department

Gentlemen:

    The undersigned hereby draws on Irrevocable Standby Letter of Credit No. , dated (the "Letter of Credit") issued by you in our favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

    In connection with the drawing, the undersigned hereby certifies that:

    (1) Pursuant to Equipment Schedule No. SG-, an Event of Default has occurred thereunder and we are making this drawing under the Letter of Credit pursuant to the Schedule.

    (2) The amount of this request is $, which amount does not exceed the current Letter of Credit amount.

    (3) The date here is not after the Expiration Date.

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this day of .


                               COMDISCO LABORATORY AND SCIENTIFIC GROUP,
                               A DIVISION OF COMDISCO, INC.


                               By:    SAMPLE
                                  --------------------------

                               Title:_________________________________

                                  CERTIFICATE


  The Undersigned, a duly elected and acting ___________ Secretary of Sequenom, Inc., a _____________ corporation (the "Company") does hereby certify as follows:

    (A) The following listed persons are duly elected and acting officers of the Company (the "Officers") in the capacity set forth opposite their respective names below and that the facsimile signatures are true and correct as of the date hereof; and

    (B) The Officers are duly authorized, on behalf of the Company, to negotiate, execute and deliver the Global Master Rental Agreement dated as of May 4, 2000 and the Equipment Schedule(s) thereunder and all future Equipment Schedule(s) (the "Agreements") by and between the Company and Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc.; and these Agreements are binding and authorized Agreements of the Company, enforceable in all respects in accordance with their terms.


NAME OF OFFICER          TITLE                    SIGNATURE

________________         _______________          ____________________

________________         _______________          ____________________

________________         _______________          ____________________

________________         _______________          ____________________


    WITNESS MY HAND and the corporate seal of the Company this _______ day of ___________________, 2000.


                                    ____________________________________

                                    ____________________________ Secretary
SEAL